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                                                                      EX-99.h(i)

                             PARTICIPATION AGREEMENT

                                  BY AND AMONG

                        THRIVENT FINANCIAL FOR LUTHERANS

                                       AND

                              LB SERIES FUND, INC.,

                             DATED DECEMBER 15, 2003


                                TABLE OF CONTENTS

                                                                            Page

 1.  Sale of FUND Shares....................................................   2

 2.  Representations and Warranties.........................................   4

 3.  Prospectus and Proxy Statements Voting.................................   5

 4.  Sales Materials and Information........................................   5

 5.  Fees and Expenses......................................................   6

 6.  Diversification........................................................   6

 7.  Monitoring for Material Irreconcilable Conflicts.......................   7

 8.  Indemnification........................................................   9

 9.  Term and Termination Of This Agreement.................................  13

10.  Notices................................................................  15

11.  Miscellaneous..........................................................  16

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                             PARTICIPATION AGREEMENT

This PARTICIPATION AGREEMENT, is made and entered into as of this 15th day of December, 2003, by and among THRIVENT FINANCIAL FOR LUTHERANS ("Thrivent Financial"), on its own behalf and on behalf of each separate account of THRIVENT FINANCIAL named in Exhibit A to this Agreement (the "ACCOUNTS"), and LB SERIES FUND, INC. (the "FUND"), (collectively the "Parties").

WITNESSETH:

WHEREAS, THRIVENT FINANCIAL is a fraternal benefit society organized under the laws of the State of Wisconsin engaged in the writing of life insurance, annuity contracts, and other insurance products, and serves as sponsor and depositor of the ACCOUNTS ;

WHEREAS, the ACCOUNTS are legally segregated asset accounts of THRIVENT FINANCIAL, established pursuant to the laws of the State of Wisconsin, with several subaccounts (the "Subaccounts"), for the purpose of funding certain variable universal life insurance contracts and variable annuity contracts (collectively the "Contracts");

WHEREAS, the FUND, is registered with the Securities and Exchange Commission (the "SEC"), as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933 (the "1933 Act");

WHEREAS, the FUND is a series company, meaning its Board of Directors may designate various series ("Portfolios") into which the FUND's authorized shares are to be divided from time to time, with each such Portfolio consisting of a specific number of the FUND's authorized shares, representing an interest in a separate portfolio of securities and other assets, and having its own investment objectives, policies and restrictions;

WHEREAS, to the extent permitted by applicable insurance, tax and other laws and regulations, THRIVENT FINANCIAL intends to purchase shares in the FUND on behalf of the ACCOUNTS to fund the Contracts or on its own behalf for related purposes, and the FUND is authorized to sell such shares to the ACCOUNTS and to THRIVENT FINANCIAL at net asset value;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1.   Sale of FUND Shares

     A. The Contracts funded through the ACCOUNTS will provide for the allocation of net amounts among certain Subaccounts for investment in such shares of the Portfolios as may be offered from time to time in the prospectus of the ACCOUNTS for the Contracts. The selection of the particular Subaccount is to be made by the Contract owner, and such selection may be changed in accordance with the terms of the Contracts.

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     B.   The FUND will sell to THRIVENT FINANCIAL those shares of each available Portfolio that THRIVENT FINANCIAL orders based on transactions under Contracts, effecting such orders on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

     C. The Board of Directors of the FUND (the "Board") may refuse to sell shares of any Portfolio to THRIVENT FINANCIAL, or suspend or terminate the offering of shares of any Portfolio, if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board, acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of the FUND.

     D. The FUND agrees that its shares will be sold only to: (a) THRIVENT FINANCIAL, on its own behalf and on behalf of separate accounts that it establishes from time to time and maintains to fund variable annuity contracts and variable life insurance contracts of THRIVENT FINANCIAL, including the ACCOUNTS; (b) other life insurance companies, whether affiliated or unaffiliated with THRIVENT FINANCIAL, on behalf of separate accounts funding variable annuity contracts and variable life insurance contracts of such other insurance companies; and (c) qualified pension or retirement plans, whether for the benefit of employees of THRIVENT FINANCIAL and/or its affiliates or for the benefit of unaffiliated entities ("Qualified Plans"). THRIVENT FINANCIAL separate accounts (including the ACCOUNTS) and separate accounts of other life insurance companies eligible to purchase shares of the FUND are referred to in this Agreement as "Separate Accounts." No shares of any Portfolio will be sold to the general public or to any life insurance company (on its own behalf, as opposed to a Separate Account maintained by such other insurance company) other than THRIVENT FINANCIAL.

     E. The FUND will redeem for cash from THRIVENT FINANCIAL those full or fractional shares of each Portfolio that THRIVENT FINANCIAL requests based on transactions under Contracts, effecting such requests on a daily basis at the Portfolio's net asset value per share next computed as provided in the FUND prospectus.

     F. Issuance and transfer of the FUND's shares will be by book entry only. Stock Contracts will not be issued to THRIVENT FINANCIAL. Shares ordered from the FUND will be recorded in an appropriate title for THRIVENT FINANCIAL.

     G. The FUND shall furnish notice promptly to THRIVENT FINANCIAL of any income, dividends or capital gain distributions payable on the shares of any Portfolio. THRIVENT FINANCIAL hereby elects to receive all such income, dividends and capital gain distributions as are payable on FUND shares in additional shares of that Portfolio. THRIVENT FINANCIAL reserves the right to revoke this election and to receive all such income, dividends and capital gain distributions in cash. The FUND shall notify THRIVENT FINANCIAL of the number of shares so issued as payment of such income, dividends and distributions.

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     H.   The FUND shall make the net asset value per share for each Portfolio available to THRIVENT FINANCIAL on a daily basis, as soon as reasonably practical after the net asset value per share is calculated.

     I. The FUND may establish additional Portfolios to provide additional funding media for the Contracts, or delete, combine, or modify existing Portfolios. The shares of any additional Portfolio may be made available to the ACCOUNTS by the FUND, pursuant to the terms of this Agreement, and any applicable reference to any Portfolio, the FUND or its shares herein shall include a reference to any such Portfolio.

2.   Representations and Warranties

     A. THRIVENT FINANCIAL represents and warrants that interests in the ACCOUNTS under the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act, that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts will comply in all material respects with state insurance and federal securities law suitability requirements. THRIVENT FINANCIAL further represents and warrants that it is a fraternal benefit society organized under the laws of the State of Wisconsin and engaged in the writing of life insurance, annuity contracts, and other insurance products; that it has legally and validly established its ACCOUNTS as segregated asset accounts under Wisconsin insurance law; and that it has registered or will register the ACCOUNTS as unit investment trusts in accordance with the provisions of the 1940 Act to serve as segregated investment accounts for the Contracts, to the extent required by the 1940 Act.

     B. THRIVENT FINANCIAL represents and warrants that any interests in the ACCOUNTS being offered for sale under the Contracts are or will be registered under the 1933 Act to the extent required by the 1933 Act, that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws, and that the sale of the Contracts will comply in all material respects with state insurance law, and federal securities laws, including the rules of the National Association of Securities Dealers, Inc. ("NASD").

     C. The FUND represents and warrants that its shares sold pursuant to this Agreement are or will be registered under the 1933 Act to the extent required by the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the state of Maryland and all applicable federal securities laws and that the FUND is or will be registered under the 1940 Act to the extent required by the 1940 Act. The FUND will amend the registration statement for its shares under the 1933 Act, as well as its registration statement under the 1940 Act, as required in order to effect the continuous offering of its shares. The FUND will register or qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the FUND.

     D. THRIVENT FINANCIAL represents and warrants that its Contracts are currently treated as annuity contracts and universal life insurance contracts under applicable provisions of the Code and that it will make every effort to maintain such treatment.

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     E.   The FUND represents and warrants that each of its Portfolios will qualify as a regulated investment company under Subchapter M of the Code and that the investments of each of its Portfolios will comply with the diversification requirements of Section 817(h) of the Code and the regulations thereunder, and that it will notify THRIVENT FINANCIAL immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future.

3.   Prospectus and Proxy Statements: Voting

     A. The FUND will provide such documentation (including a final copy of any new prospectus, statement of additional information ("SAI") or supplement) and other assistance as is reasonably necessary in order for THRIVENT FINANCIAL or its designee to timely distribute the current FUND prospectus, SAI and any supplement thereto.

     B. The FUND will provide such documentation (including a final copy of any proxy material, report to shareholders, and other communication to shareholders) and other assistance as is reasonably necessary for THRIVENT FINANCIAL or its designee to timely distribute the proxy material, report to shareholders, and other communication (such printing and distribution to be the FUND's expense, as provided in
          Section 5.1).

     C.   To the extent required by law, THRIVENT FINANCIAL shall:

          1.   solicit voting instructions from Contract owners;

          2. vote Portfolio shares in accordance with instructions received from Contract owners;

          3. vote Portfolio shares for which no instructions have been received, as well as Portfolio shares attributable to THRIVENT FINANCIAL other than under Contracts, in the same proportion as shares of such Portfolio for which instructions have been received, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges. THRIVENT FINANCIAL reserves the right to vote Portfolio shares held in any segregated asset accounts or in general accounts in its own right, to the extent permitted by law.

     D. The FUND reserves the right to take all actions, including but not limited to the dissolution, merger, and sale of all assets of the FUND solely upon the authorization of its Board and/or shareholders as required by the 1940 Act.

4.   Sales Material and Information

     A. THRIVENT FINANCIAL and the FUND will cause to be furnished to each other each piece of sales literature or other promotional material in which the FUND or THRIVENT FINANCIAL is named, at least three (3) days prior to its intended use.

     B. Neither THRIVENT FINANCIAL nor the FUND will give any information or make any representation or statement, or cause such information to be given or representation to be

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          made, on behalf of the PARTIES other than the information or representations contained in the registration statements, prospectuses, and SAIs for FUND and the Accounts, as such registration statements, prospectuses, and SAIs may be amended or supplemented from time to time, or in reports or proxy materials for the FUND or ACCOUNTS, or in sales literature or other promotional material approved by the FUND or its designee, except with the permission of the FUND or its designee.

5.   Fees and Expenses

     A. The FUND will pay all expenses incident to the FUND's performance under this Agreement. In addition to the investment advisory fee, each Portfolio will bear all of its operating expenses that are not specifically assumed by THRIVENT FINANCIAL, including the following:
          (i) interest and taxes (ii) brokerage commissions; (iii) insurance premiums; (iv) compensation and expenses for those Directors who are not "interested" persons under Section 2(a)(19) of the Act; (v) independent legal and audit expenses; (vi) fees and expenses of the FUND's custodian, shareholder servicing or transfer agent and accounting services agent; (vii) expenses incident to the issuance of its shares, or reinvestment of dividends; (viii) fees and expenses incident to the registration under Federal or state securities laws of the FUND or its shares; (ix) FUND or portfolio organizational expenses; (x) FUND expenses of preparing, printing and mailing reports and notices, proxy material and prospectuses to shareholders of the FUND; (xi) all other expenses incidental to holding meetings of the FUND's shareholders; (xii) dues or assessments of or contributions to the Investment Company Institute or any successor or other industry association; (xiii) such non-recurring expenses as may arise, including litigation affecting the FUND and the legal obligations which the FUND may have to indemnify its officers and Directors with respect thereto; and (xiv) cost of daily valuation of each of the Portfolio's securities and net asset value per share.

     B. THRIVENT FINANCIAL will pay all expenses incident to THRIVENT FINANCIAL's performance under this Agreement. In addition, THRIVENT FINANCIAL will bear the expenses of printing and distributing to its Contract owners the FUND proxy materials, proxy cards and voting instruction forms (collectively "proxy information"), tabulating the results of proxy solicitations to its Contract owners, printing and distributing to its Contract owners the FUND prospectus, SAI, supplement, proxy material, report to shareholders, and other communication to shareholders, and any expenses associated with administration of its Contracts.

6.   Diversification

     A. The FUND will make every effort to be invested in such a manner as to ensure that the Contracts will be treated as variable life insurance contracts and variable annuity contracts under the Code and the regulations thereunder insofar as such investment is required for such treatment. Without limiting the scope of the foregoing, the FUND will at all times comply with Section 817(h) of the Code and Treasury Regulations Section 1.817-5 relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations.

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7.   Monitoring for Material Irreconcilable Conflicts

     A. The FUND's Board of Directors will monitor the FUND for the existence of any material irreconcilable conflict between and among the interests of the Contractholders of the Separate Accounts (including the ACCOUNTS) investing in the FUND and the participants of any of the Qualified Plans investing in the FUND. A material irreconcilable conflict may arise for a variety of reasons, including: (a) action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investment of the FUND are being managed; (e) a difference in voting instructions given by variable annuity Contract owners, variable life insurance Contract owners, and trustees of the Qualified Plans; (f) a decision by THRIVENT FINANCIAL or another life insurance company to disregard the voting instructions of Contract owners in one or more Separate Accounts; or (g) if applicable, a decision by the trustee of a Qualified Plan to disregard the voting instructions of the participants of such Qualified Plan. A determination by the FUND's Board that a material irreconcilable conflict exists will be a final determination.

     B. If it is determined by a majority of the FUND's Board, or by a majority of its disinterested directors, that a material irreconcilable conflict exists, the FUND promptly shall notify THRIVENT FINANCIAL in writing of any determination by the FUND's Board as to the existence of a material irreconcilable conflict and its implications. THRIVENT FINANCIAL (on behalf of the ACCOUNTS) shall, at its expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors of the FUND), take whatever steps are necessary to remedy or eliminate the material irreconcilable conflict. Such steps could include: (a) withdrawing the assets allocable to some or all of the ACCOUNTS from the FUND or any Portfolio of the FUND and reinvesting such assets in a different investment medium, including another portfolio of the FUND; (b) submitting the question as to whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate (i.e., variable annuity Contract owners or variable life insurance Contract owners of one or more of THRIVENT FINANCIAL and any other insurance companies with Separate Accounts investing in the FUND) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such change; or (c) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of a decision by THRIVENT FINANCIAL to disregard voting instructions of owners of Contracts in one or more of the ACCOUNTS, and that decision represents a minority position or would preclude a majority vote with respect to the vote being taken by shareholders of the FUND, then THRIVENT FINANCIAL shall, at the election and direction of the FUND's Board, withdraw each affected ACCOUNT's investment in the FUND (but no charge or penalty shall be imposed as a result of such withdrawal).

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     C.   THRIVENT FINANCIAL is responsible, to the extent permitted by applicable law, for taking remedial action on behalf of the affected ACCOUNT(s) in the event that the FUND's Board determines a material irreconcilable conflict exists. THRIVENT FINANCIAL will take remedial action only as it pertains to assets of the affected ACCOUNT(s) and in accordance with its fiduciary responsibility to Contract owners in such affected ACCOUNT(s). THRIVENT FINANCIAL, as the sponsor of the affected ACCOUNT(s), will be responsible for the cost of any such remedial action. For the purpose of this Section, a majority of the disinterested members of the FUND's Board will determine whether or not any proposed action adequately remedies any material irreconcilable conflict. In no event shall the FUND, or THRIVENT FINANCIAL in its capacity as advisor to the FUND, be required to establish a Portfolio or new funding medium for any Contract or any ACCOUNT. Nor, in its capacity as sponsor of any ACCOUNT, shall THRIVENT FINANCIAL be required to establish a new funding medium for any Contract or any ACCOUNT if any offer to do so has been declined by a vote of a majority of the Contract owners materially and adversely affected by the material irreconcilable conflict.

     D. All reports of potential or existing conflicts received by the FUND's Board and all Board actions with regard to or determining the existence of a conflict of interest, notifying THRIVENT FINANCIAL of a conflict, and determining whether any proposed action adequately remedies a conflict, will be properly recorded in the minutes of the FUND's Board or other appropriate records, and such minutes or other records will be made available to the SEC upon request.

     E. The FUND will disclose in its prospectus that (a) shares of the FUND may be offered to Separate Accounts and Qualified Plans; (b) material irreconcilable conflicts may arise between the interest of various Contract owners investing in the Separate Accounts and the interests of participants in the Qualified Plans investing in the FUND; and (c) the FUND's Board will monitor events in order to identify the existence of any material conflict and determine what action, if any, should be taken in response to such material irreconcilable conflict.

     F. No less than annually, THRIVENT FINANCIAL will submit to the FUND's Board such reports, materials and data as the Board may reasonably request so that the Board may carry out fully its obligations under this Section. Such reports, materials and data will be submitted more frequently if deemed appropriate by the FUND's Board. In any event, THRIVENT FINANCIAL will promptly notify the FUND's Board in writing if it becomes aware of any facts or circumstances that could give rise to a material irreconcilable conflict between the interests of various Contract owners in the ACCOUNTS and the interests of Qualified Plan participants investing in the FUND. All reports submitted to the FUND's Board under this Section 7.7 shall include all information reasonably necessary for the Board to consider the conflict issues raised. In this regard, THRIVENT FINANCIAL promptly shall notify the FUND's Board whenever THRIVENT FINANCIAL has determined to disregard voting instructions of the Contract

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          owners of any ACCOUNT(s) on any matter submitted to a vote of shareholders of the FUND.

8.   Indemnification

     A.   Indemnification by THRIVENT FINANCIAL

          1. THRIVENT FINANCIAL will indemnify and hold harmless the FUND and each of its Directors, officers, and employees and each person, if any, who controls the FUND within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of THRIVENT FINANCIAL) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, and which:

               (a) arise out of or are based upon any failure by THRIVENT FINANCIAL to perform the duties or assume the general business responsibilities of THRIVENT FINANCIAL with respect to the design, drafting, state approvals, issuance, servicing and administration of the Contracts, or the establishment and maintenance of the ACCOUNTS; or

               (b) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, or SAI for the Contracts, or the ACCOUNTS, or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to THRIVENT FINANCIAL by or on behalf of the FUND for use in the registration statement, prospectus, or SAI for the Contracts or the ACCOUNTS or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or FUND shares; or

               (c) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by THRIVENT FINANCIAL, or persons under its control) or wrongful conduct of THRIVENT FINANCIAL or persons under its control, or failure to supervise persons under THRIVENT FINANCIAL's control or entities or individuals with which THRIVENT FINANCIAL contracts, with respect to the sale or distribution of the Contracts or FUND shares; or

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               (d)  arise out of any untrue statement or alleged untrue
                    statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to the FUND by or on behalf of THRIVENT FINANCIAL; or

               (e) arise out of or result from any failure by THRIVENT FINANCIAL to provide the services and furnish the materials contemplated by this Agreement; or

               (f) arise out of or result from any material breach of any representation and/or warranty made by THRIVENT FINANCIAL in this Agreement or arise out of or result from any other material breach of this Agreement by THRIVENT FINANCIAL, as limited by and in accordance with the provisions of Sections 8.1(b). and 8.1(c) hereof.

          2. THRIVENT FINANCIAL will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

          3. THRIVENT FINANCIAL will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified THRIVENT FINANCIAL in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify THRIVENT FINANCIAL of any such claim will not relieve THRIVENT FINANCIAL from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, THRIVENT FINANCIAL shall be entitled to participate, at its own expense, in the defense thereof. THRIVENT FINANCIAL also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from THRIVENT FINANCIAL to such party of THRIVENT FINANCIAL's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and THRIVENT FINANCIAL will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

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          4.   The Indemnified Party will promptly notify THRIVENT FINANCIAL of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

     B.   Indemnification By the FUND

          1. The FUND will indemnify and hold harmless THRIVENT FINANCIAL and each of its directors, officers and employees and each person, if any, who controls THRIVENT FINANCIAL within the meaning of
               Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of FUND) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, which:

               (a) arise out of or are based upon any failure by the FUND to perform the duties or assume the general business responsibilities required by this Agreement with respect to the sale of shares of the FUND to THRIVENT FINANCIAL; or

               (b) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the sales literature for the FUND and/or the Contracts, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify will not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the FUND by or on behalf of THRIVENT FINANCIAL for use in the registration statement, prospectus, or SAI for use in the sales literature or otherwise for use in connection with the sale of Portfolio shares; or

               (c) arise out of or are based upon statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, or sales literature of the FUND not supplied by the FUND, or persons under its control) or wrongful conduct of the FUND or persons under its control, or failure to supervise persons under the FUND's control or entities or individuals with which the FUND contracts, with respect to the sale or distribution of the Contracts or FUND shares; or

               (d) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the FUND or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished in writing to THRIVENT FINANCIAL by or on behalf of THRIVENT FINANCIAL; or

               (e) arise out of or result from any failure by the FUND to provide the services and furnish the materials contemplated by this Agreement; or

               (f) arise out of or result from any material breach of any representation and/or warranty made by the FUND in this Agreement or arise out of or result from any other material breach of this Agreement by the FUND, except to the extent provided in Section 8.2(b) and 8.2(c) hereof.

          2. The FUND will not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the FUND, whichever is applicable.

          3. The FUND will not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the FUND in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the FUND of any such claim will not relieve the FUND from any liability that it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the FUND shall be entitled to participate, at its own expense, in the defense thereof. The FUND also will be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the FUND to such party of the FUND's election to assume the defense thereof, the Indemnified Party will bear the fees and expenses of any additional counsel retained by it, and the FUND will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

          4. The Indemnified Party will promptly notify the FUND of the commencement of any litigation or proceeding against it or any of its respective officers or directors in connection with transactions that are the subject of this Agreement whether or not indemnification is being sought hereunder.

9.   Term and Termination of this Agreement

     A.   This Agreement will terminate:

          1. as to any party hereto, at the option of that party, upon prior written notice to the other party as provided in Section 9.3 herein; or

          2. at the option of the FUND in the event that formal administrative proceedings are instituted against THRIVENT FINANCIAL by the NASD, the SEC, any state securities or insurance commissioner or any other regulatory body regarding THRIVENT FINANCIAL's duties under this Agreement or related to the sale of the Contracts, the operation of the ACCOUNTS, or the purchase of FUND shares, provided, however, that the FUND determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of THRIVENT FINANCIAL to perform its obligations under this Agreement; or

          3. at the option of THRIVENT FINANCIAL in the event that formal administrative proceedings are instituted against the FUND by the NASD, the SEC, or any state securities or insurance commission or any other regulatory body, regarding the FUND's duties under this Agreement or related to the sale of FUND shares or the operation of the FUND, provided, however, that THRIVENT FINANCIAL determines, in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the FUND to perform its obligations under this Agreement; or

          4. at the option of THRIVENT FINANCIAL with respect to the ACCOUNTS, upon requisite authority to substitute the shares of another investment company for shares of the FUND in accordance with the terms of the Contracts or in accordance with the ACCOUNTS investment policy or standards of conduct; or

          5. at the option of THRIVENT FINANCIAL, in the event any of the FUND's shares are not registered, issued, or sold in accordance with applicable federal and any state law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by THRIVENT FINANCIAL; or

          6. at the option of THRIVENT FINANCIAL, if the FUND fails to meet the requirements specified in Sections 2.3 or 2.6 hereof; or

          7. at the option of the FUND, if the investments of the ACCOUNTS fail to satisfy the diversification requirements of the Code and the regulations thereunder, or

          8. at the option of THRIVENT FINANCIAL, if the FUND dissolves or becomes otherwise unable to sell shares to fund the ACCOUNTS.

     B. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

     C.   Notice Requirement for Termination

          No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to the other party to this Agreement of its intent to terminate, and such notice shall set forth the basis for such termination. Furthermore,

          1.   in the event that any termination is based upon the provisions of
               Section 9.1(a) hereof, such prior written notice shall be given at least one hundred eighty (180) days in advance of the effective date of termination as required by such provision;

          2.   in the event that any termination is based upon the provisions of
               Section 9.1(b) or Section 9.1(c) hereof, such prior written notice shall be given at least ninety (90) days in advance of the effective date of termination;

          3.   in the event that any termination is based upon the provisions of
               Section 9.1(d) hereof, THRIVENT FINANCIAL will give at least sixty (60) days prior written notice to the FUND of the date of any proposed action to substitute FUND shares, including the filing of any applicable exemptive application under the 1940 Act relating to the ACCOUNTS; and THRIVENT FINANCIAL will provide the FUND with a copy of any such exemptive application; and

          4.   in the event that any termination is based upon the provisions of
               Section 9.1(e), Section 9.1(f), or Section 9.1(g) hereof, such prior written notice shall be given as soon as possible within twenty-four (24) hours after the terminating party learns of the event causing termination to be required.

     D.   Partial Termination

          It is also understood that this Agreement may be terminated with regard to a specific Portfolio or Portfolios of the FUND, or the entire FUND at the discretion of the terminating party. Notwithstanding any termination of this Agreement, the FUND, or any Portfolio, provided its shares are then available for sale to any persons, shall at the option of THRIVENT FINANCIAL, continue to make available additional shares of the FUND pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investments under the Contracts, redeem investments in the FUND and/or invest in the FUND upon the making of additional purchase payments under the Existing Contracts.

10.  Notices

     Any notice will be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

     If to THRIVENT FINANCIAL:  625 Fourth Avenue South
                                Minneapolis, Minnesota 55415
                                Attention: Woodrow E. Eno
                                Secretary, Senior Vice President and General
                                Counsel

     If to the FUND:            625 Fourth Avenue South
                                Minneapolis, Minnesota 55415
                                Attention: John C. Bjork, Secretary

11.  Miscellaneous

     A. This Agreement will be construed and the provisions hereof interpreted under and in accordance with the laws of the State of Minnesota; provided, however, that if such laws or any of the provisions of this Agreement conflict with applicable Provisions of the 1940 Act, the latter shall control.

     B. If any provision of this Agreement will be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement will not be effected thereby.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the 15th day of December, 2003.

THRIVENT FINANCIAL FOR LUTHERANS          LB SERIES FUND, INC.


By:                                       By:
    -----------------------------------       ----------------------------------
    Bruce J. Nicholson                        Pamela J. Moret
    President and                             President
    Chief Executive Officer

                                    EXHIBIT A
                                       TO
                             PARTICIPATION AGREEMENT
                          (Effective December 15, 2003)

1.   AAL Variable Annuity Account I

2.   AAL Variable Annuity Account II

3.   LB Variable Annuity Account I

4.   LB Variable Insurance Account I

5.   Thrivent Variable Annuity Account I

6.   Thrivent Variable Life Account I